Exhibit 99.2

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

Avedro, Inc.

Condensed Balance Sheets

(amounts in thousands except share data)

(unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$52,146	$9,769
Accounts receivable, net (a)	12,328	4,725
Inventories	4,482	4,259
Prepaid expenses and other current assets	3,264	1,919
Total current assets	72,220	20,672
Equipment and furniture, net	1,542	1,524
Restricted cash	551	551
Deferred offering costs	—	2,829
Other assets	218	291
Total assets	$74,531	$25,867
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,483	$2,126
Accrued expenses and other current liabilities	6,322	5,366
Current portion of license obligation	—	250
Deferred revenue	784	688
Total current liabilities	8,589	8,430
Deferred revenue	36	12
Long-term debt obligations	20,489	19,939
Derivative and warrant liability	900	2,206
Other non-current liabilities	422	445
Total liabilities	$30,436	$31,032
Commitments and contingencies (Note 6)
Convertible preferred stock:
Series AA convertible preferred stock, $0.00001 par value; authorized shares zero and 32,650,000 at September 30, 2019 and December 31, 2018, respectively; issued and outstanding shares zero and 7,161,719 at September 30, 2019 and December 31, 2018, respectively; no liquidation preference at September 30, 2019	—	31,852
Series BB convertible preferred stock, $0.00001 par value; authorized shares zero and 5,950,000 at September 30, 2019 and December 31, 2018, respectively; issued and outstanding zero and shares 1,332,708 at September 30, 2019 and December 31, 2018, respectively; no liquidation preference at September 30, 2019	—	11,789
Series CC convertible preferred stock, $0.00001 par value; authorized shares zero and 9,529,571 at September 30, 2019 and December 31, 2018, respectively; issued and outstanding shares zero and 2,141,467 at September 30, 2019 and December 31, 2018, respectively; no liquidation preference at September 30, 2019	—	24,782
Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 10,000,000 and zero shares authorized at September 30, 2019 and December 31, 2018, respectively; no shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock, $0.00001 par value; authorized shares 200,000,000 and 66,905,000 at September 30, 2019 and December 31, 2018, respectively; issued and outstanding shares 17,506,228 and 1,412,003 at September 30, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	245,389	108,532
Accumulated deficit	(201,296)	(182,122)
Total stockholders’ equity (deficit)	44,095	(73,588)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$74,531	$25,867

(a)	Includes $551 and $573 from related parties as of September 30, 2019 and December 31, 2018, net of allowance of $63 and $198, respectively.

The accompanying notes are an integral part of these unaudited condensed financial statements.

1

Avedro, Inc.

Condensed Statements of Operations

(amounts in thousands except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue (a)	$11,046	$8,018	$30,108	$19,467
Cost of goods sold (b)	2,404	2,861	7,469	8,223
Gross profit	8,642	5,157	22,639	11,244
Operating expenses:
Selling, general and administrative	12,966	7,179	33,654	18,995
Research and development	3,809	3,117	11,995	8,826
Total operating expenses	16,775	10,296	45,649	27,821
Loss from operations	(8,133)	(5,139)	(23,010)	(16,577)
Other expense:
Interest income	285	79	822	144
Interest expense	(705)	(682)	(2,111)	(1,975)
Other (expense) income, net	(512)	167	(547)	(302)
Total other expense, net	(932)	(436)	(1,836)	(2,133)
Net loss	$(9,065)	$(5,575)	$(24,846)	$(18,710)
Net loss per share of common stock, basic and diluted	$(0.52)	$(3.96)	$(1.74)	$(13.42)
Weighted average shares of common stock used to compute net loss per share, basic and diluted	17,307,914	1,408,540	14,295,164	1,393,833

(a)	Includes related party activity of $479 and $519 for the three months ended September 30, 2019 and 2018, respectively, and $1,606 and $1,452 for the nine months ended September 30, 2019 and 2018, respectively.

(b)	Includes related party activity of $47 and $116 for the three months ended September 30, 2019 and 2018, respectively, and $257 and $404 for the nine months ended September 30, 2019 and 2018, respectively.

The accompanying notes are an integral part of these unaudited condensed financial statements.

2

Avedro, Inc.

Condensed Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)

(amounts in thousands except share data)

(unaudited)

	Convertible Preferred Stock $0.00001 Par Value						Common Stock		Additional		Total
	Series AA		Series BB		Series CC		$0.00001 Par Value		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at June 30, 2018	7,161,719	$31,852	1,332,708	$11,789	2,141,467	$24,782	1,408,252	$2	$108,077	$(170,135)	$(62,056)
Exercise of common stock options	—	—	—	—	—	—	659	—	1	—	1
Share-based compensation	—	—	—	—	—	—	—	—	225	—	225
Net loss	—	—	—	—	—	—	—	—	—	(5,575)	(5,575)
Balance at September 30, 2018	7,161,719	$31,852	1,332,708	$11,789	2,141,467	$24,782	1,408,911	$2	$108,303	$(175,710)	$(67,405)

Balance at June 30, 2019	—	$—	—	$—	—	$—	17,133,849	$2	$242,270	$(192,231)	$50,041
Exercise of common stock options	—	—	—	—	—	—	286,958	—	496	—	496
Share-based compensation	—	—	—	—	—	—	—	—	2,712	—	2,712
Vesting of restricted stock units	—	—	—	—	—	—	23,865	—	—	—	—
Shares withheld to pay statutory withholding taxes for vesting of restricted stock units							(3,893)	—	(89)		(89)
Exercise of common stock warrant	—	—	—	—	—	—	65,449	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	(9,065)	(9,065)
Balance at September 30, 2019	—	$—	—	$—	—	$—	17,506,228	$2	$245,389	$(201,296)	$44,095

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	Convertible Preferred Stock $0.00001 Par Value						Common Stock		Additional		Total
	Series AA		Series BB		Series CC		$0.00001 Par Value		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2017	7,161,719	$31,852	1,332,708	$11,789	—	$—	1,363,050	$2	$107,478	$(157,000)	$(49,520)
Issuance of Series CC convertible preferred stock, net of issuance costs	—	—	—	—	2,141,467	24,782	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	45,861	—	63	—	63
Share-based compensation	—	—	—	—	—	—	—	—	762	—	762
Net loss	—	—	—	—	—	—	—	—	—	(18,710)	(18,710)
Balance at September 30, 2018	7,161,719	$31,852	1,332,708	$11,789	2,141,467	$24,782	1,408,911	$2	$108,303	$(175,710)	$(67,405)

Balance at December 31, 2018	7,161,719	$31,852	1,332,708	$11,789	2,141,467	$24,782	1,412,003	$2	$108,532	$(182,122)	$(73,588)
Cumulative effect of accounting change	—	—	—	—	—	—	—	—	—	5,672	5,672
Exercise of common stock options	—	—	—	—	—	—	348,520	—	608	—	608
Share-based compensation	—	—	—	—	—	—	—	—	5,055	—	5,055
Issuance of common stock in connection with initial public offering, net of issuance costs of $8,975	—	—	—	—	—	—	5,000,000	—	61,025	—	61,025
Conversion of convertible preferred stock into common stock	(7,161,719)	(31,852)	(1,332,708)	(11,789)	(2,141,467)	(24,782)	10,635,894	—	68,423	—	68,423
Reclassification of a warrant to purchase shares of convertible preferred stock into a warrant to purchase common stock	—	—	—	—	—	—		—	1,835	—	1,835
Vesting of restricted stock units	—	—	—	—	—	—	38,914	—	—	—	—
Shares withheld to pay statutory withholding taxes for vesting of restricted stock units							(3,893)	—	(89)		(89)
Exercise of common stock warrant	—	—	—	—	—	—	74,790	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	(24,846)	(24,846)
Balance at September 30, 2019	—	$—	—	$—	—	$—	17,506,228	$2	$245,389	$(201,296)	$44,095

The accompanying notes are an integral part of these unaudited condensed financial statements.

4

Avedro, Inc.

Condensed Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,846)	$(18,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	536	498
Noncash interest expense	550	450
Change in assets and liabilities held at fair value (Note 5)	529	282
Bad debt expense	(48)	13
Share-based compensation	5,055	762
Other non-cash reconciling items	—	9
Changes in assets and liabilities:
Accounts receivable	(2,074)	(1,405)
Prepaid expenses and other current assets	(1,167)	407
Inventories	(407)	(276)
Accounts payable and accrued expenses	1,943	1,460
Deferred revenue	8	216
Other non-current assets and liabilities	188	(89)
Net cash used in operating activities	(19,733)	(16,383)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment and furniture	(353)	(256)
Net cash used in investing activities	(353)	(256)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Series CC convertible preferred stock	—	24,782
Proceeds from initial public offering, net of underwriting discounts and commissions	65,100	—
Initial public offering costs	(2,847)	—
Proceeds from the exercise of common stock options	608	63
Payment for statutory withholding taxes related to vesting of restricted stock	(89)	—
Payment for asset purchase obligation	(281)	(97)
Principal payments on capital lease obligation	(28)	(27)
Net cash provided by financing activities	62,463	24,721
Increase in cash, cash equivalents and restricted cash	$42,377	$8,082
Cash, cash equivalents and restricted cash—beginning of period	$10,320	$9,401
Cash, cash equivalents and restricted cash—end of period	$52,697	$17,483
Cash paid for interest	$1,561	$1,523
Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment and furniture included in accounts payable and accrued expenses	$17	$126
Net value of medical devices used for internal purposes transferred from inventory	$184	$120
Deferred offering costs included in accounts payable and accrued expenses	$—	$125
Conversion of convertible preferred stock to common stock	$68,423	$—
Conversion of convertible preferred stock warrants to common stock warrants	$1,835	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

5

Avedro, Inc.

Notes to Condensed Financial Statements (Unaudited)

(Amounts in thousands, except share and per share amounts)

1. Nature of Business and Basis of Presentation

Organization

Avedro, Inc. (“Avedro” or the “Company”) was incorporated in Delaware on November 6, 2002. The Company is an ophthalmic pharmaceutical and medical device company developing and commercializing a suite of products based on its proprietary corneal collagen cross-linking technology platform (the “Avedro Cross-Linking Platform”) to address a wide variety of ophthalmic disorders and conditions, primarily associated with corneal weakness. The primary components of the Avedro Cross-Linking Platform are proprietary pharmaceutical formulations of riboflavin (vitamin B2), a “single dose pharmaceutical,” sold primarily in conjunction with the Company’s innovative devices for the delivery of metered doses of UVA light, a “medical device”. The technological advances that the Company has made with the Avedro Cross-Linking Platform have enabled the Company to expand the use of corneal cross-linking beyond the traditional areas in which it has been historically applied. In April 2016, the Company received U.S. Food and Drug Administration (“FDA”) clearance for the single dose pharmaceuticals Photrexa Viscous and Photrexa, and the KXL System medical device. The Company sells these products in the United States through a direct sales force and distributes its products outside of the United States through international medical device distributors.

As of September 30, 2019, the Company has devoted the majority of its efforts to business planning, research and development, starting up production, developing markets, raising capital, recruiting management and technical staff and commercializing its newly approved products in the United States.

Unaudited Interim Condensed Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to Article 10 of Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. These unaudited interim condensed financial statements include only normal and recurring adjustments that the Company believes are necessary to fairly state the Company’s financial position and the results of operations and cash flows. Interim-period results are not necessarily indicative of results of operations or cash flows for a full year or any subsequent interim period. The condensed balance sheet at December 31, 2018 has been derived from audited financial statements at that date, but does not include all disclosures required by U.S. GAAP for complete financial statements. Because all of the disclosures required by U.S. GAAP for complete financial statements are not included herein, these unaudited interim condensed financial statements and the notes accompanying them should be read in conjunction with the audited financial statements and accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on March 21, 2019.

Changes in Presentation

Changes have been made to the prior period presentation in the condensed balance sheets to conform to the current period presentation. Amounts previously classified as deferred rent are now included in other non-current liabilities.

Reverse Stock Split

On January 31, 2019, the Company’s board of directors and stockholders approved an amended and restated certificate of incorporation to, among other things, effect a reverse split on the outstanding shares of the Company’s common stock and convertible preferred stock on a one-for-4.45 basis (the “Reverse Stock Split”). The Reverse Stock Split became effective on February 1, 2019 and has been shown on a retroactive basis within all periods presented. The par values of the common stock and convertible preferred stock were not adjusted as a result of the Reverse Stock Split.

Initial Public Offering

In February 2019, the Company closed its initial public offering (“IPO”), in which it issued and sold 5,000,000 shares of common stock at a public offering price of $14.00 per share, for net proceeds to the Company of approximately $61,025, after deducting underwriting discounts and commissions and offering expenses payable by the Company. Upon the closing of the IPO, all of the Company’s outstanding shares of convertible preferred stock were automatically converted into an aggregate of 10,635,894 shares of common stock and all warrants to purchase shares of convertible preferred stock were automatically converted into warrants to purchase up to an aggregate of 202,981 shares of common stock, resulting in the reclassification of the related convertible preferred stock warrant liability to additional paid-in-capital. Subsequent to the closing of the IPO, there were no shares of preferred stock or warrants to purchase shares of convertible preferred stock outstanding.

6

Merger Agreement

On August 7, 2019, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Glaukos Corporation (“Glaukos”) and Atlantic Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Glaukos (“Merger Sub”), pursuant to which, among other things, the Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Glaukos (the “Merger”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, which has been approved by the board of directors of each of Glaukos and the Company, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares of the Company’s common stock owned by Glaukos, Merger Sub or the Company or any direct or indirect, wholly owned subsidiary of the Company or Glaukos) will be converted into the right to receive 0.365 shares of Glaukos’ common stock. The Company currently expects the Merger to close in the fourth quarter of 2019, subject to customary closing conditions and regulatory approvals, including the approval of stockholders of the Company.

Liquidity

The Company has had recurring losses from operations since inception and has an accumulated deficit of $201,296 at September 30, 2019, and incurred net losses of $24,846 and $18,710 for the nine months ended September 30, 2019 and 2018, respectively. Prior to the Company’s IPO, the Company had funded its operations principally from issuances of preferred stock, debt financings, and product and service sales. At September 30, 2019, the Company had $52,146 of unrestricted cash and cash equivalents. The Company expects the cash balance at September 30, 2019 will be sufficient to fund operations for a period of at least twelve months from the date the financial statements are issued.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities in the Company’s financial statements and accompanying notes. The most significant assumptions used in the financial statements are the underlying assumptions used in valuing share-based compensation including the fair value of the common stock, allowance for bad debts, the net realizable value of inventories, the valuation of variable transaction price in its contracts with customers, the determination of standalone selling price for contracts with customers, the value of the warrant liability, the value of embedded derivatives and the estimated useful lives of equipment and furniture. The Company bases estimates and assumptions on historical experience when available and on various factors that it determined to be reasonable under the circumstances. The Company evaluates its estimates and assumptions on an ongoing basis. The Company’s actual results may differ from these estimates under different assumptions or conditions.

Fair Value Measurements

The carrying amounts reported in the Company’s financial statements for cash and cash equivalents, accounts receivable, net of allowance, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their respective fair values because of the short-term nature of these accounts. The fair value of the Company’s long-term debt (see Note 7, “Long-Term Debt”) is determined using Level 3 inputs using current applicable rates for similar instruments as of the balance sheet dates and assessment of the credit rating of the Company. The carrying value of the Company’s long-term debt approximates fair value because the Company’s interest rate yield is near current market rates. The Company’s warrant liability, derivative liability and long-term debt are considered Level 3 liabilities within the fair value hierarchy described below.

Fair value is defined as the price that would be received if selling an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Fair value measurements for assets and liabilities where there exists limited or no observable market data are based primarily upon estimates, and often are calculated based on the economic and competitive environment, the characteristics of the asset and liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any valuation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, that could significantly affect the results of current or future values.

The Company’s financial assets are classified within the fair value hierarchy based on the lowest level of inputs that is significant to the fair value measurement. The three levels of the fair value hierarchy, and its applicability to the Company’s financial assets, are described as follows:

Level 1: Unadjusted quoted prices of identical, unrestricted assets in active markets that are accessible at the measurement date.

Level 2: Quoted prices for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data.

7

Level 3: Pricing inputs are unobservable for the assets, that is, inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the assets.

There were no transfers between Levels 1, 2, and 3 during the nine months ended September 30, 2019 and 2018.

The Company has liabilities classified as Level 3 that are measured by management at fair value on a quarterly basis as described in Note 7, “Long-Term Debt,” and Note 9, “Warrants,” respectively. See Note 5, “Fair Value Measurements,” for additional information.

Restricted Cash

The Company had restricted cash of $551 at September 30, 2019 and December 31, 2018. $351 of the balance at September 30, 2019 and December 31, 2018 related to two irrevocable standby letters of credit in relation to the Company’s office lease agreements. Each letter of credit names the lessor as the beneficiary and is required to fulfill lease requirements in the event the Company should default on office lease obligations. $200 of the balance at September 30, 2019 and December 31, 2018 was held to collateralize the Company’s credit card.

Concentration of Credit Risk and Significant Customers

Cash, cash equivalents and accounts receivable are financial instruments that potentially subject the Company to concentrations of credit risk.

At September 30, 2019 and December 31, 2018, the Company invested its excess cash in money market funds through a United States bank with high credit ratings. The Company is exposed to credit risk in the event of a default by the financial institution holding its cash and cash equivalents to the extent recorded on the balance sheet. The Company has no financial instruments with off-balance sheet risk of loss. The Company has not experienced any significant losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

The Company is also subject to credit risk from its accounts receivable. The Company sells its products through its direct sales organization in the United States and primarily through established distributors outside of the United States. To minimize credit risk, ongoing credit evaluations of customers’ financial condition are performed and upfront customer deposits are received prior to shipment whenever deemed necessary. The Company has not experienced any material losses related to receivables from individual customers, or groups of customers.

During the three and nine months ended September 30, 2019 and 2018, the Company did not recognize revenue from any single customer over 10% of total revenues. At December 31, 2018, the Company had one customer with an accounts receivable balance greater than 10% of total accounts receivable. No such customer existed at September 30, 2019.

Convertible Preferred Stock

The Company recorded its convertible preferred stock at fair value on the dates of issuance, net of issuance costs. A deemed liquidation event will only occur upon a greater than 50% change in control or a sale of substantially all of the assets of the Company and will be a redemption event subject to election by the holders of at least 70% of the then outstanding shares of convertible preferred stock, voting together as a single class on an as-converted basis. As the redemption event is outside the control of the Company, all shares of convertible preferred stock have been presented outside of permanent equity. As of December 31, 2018, it was not probable that such redemption would occur. Upon the closing of the Company’s IPO on February 19, 2019, each share of convertible preferred stock automatically converted into shares of common stock at a conversion rate of one preferred share to one common share for each series of convertible preferred stock.

Revenue Recognition

The Company adopted ASC 606 on January 1, 2019 using the modified retrospective method for all contracts not completed as of the date of adoption. Under this method, the new guidance was applied to contracts that were not yet completed as of January 1, 2019 with the cumulative effect of initially applying the guidance recognized through accumulated deficit as the date of initial application. The reported results for 2019 reflect the application of ASC 606 guidance while the reported results for 2018 were prepared under the guidance of ASC 605, Revenue Recognition (“ASC 605”), which is also referred to herein as the "previous guidance.” The adoption of ASC 606 represents a change in accounting principle that will primarily impact how revenue is recognized for single dose pharmaceuticals sold in the United States and how the Company accounts for contract acquisition costs, such as commissions. See the “Financial Statement Impact of Adopting ASC 606” in Note 3 for further details. Revenue is recognized when, or as, obligations under the terms of a contract are satisfied, which occurs when control of the promised products or services is transferred to customers. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or services to a customer (the “transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the expected value method or the most likely amount method, depending on the facts and circumstances relative to the contract. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information (historical, current and forecasted) that is reasonably available. Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

8

When determining the transaction price of a contract, an adjustment is made if payment from a customer occurs either significantly before or significantly after performance, resulting in a significant financing component. The Company does not assess whether a significant financing component exists if the period between when the Company performs its obligations under the contract and when the customer pays is one year or less. None of the Company’s contracts contained a significant financing component as of January 1, 2019 or September 30, 2019.

Contracts with customers may contain multiple performance obligations. For such arrangements, the transaction price is allocated to each performance obligation based on the estimated relative standalone selling prices of the promised products or services underlying each performance obligation. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

The Company has elected to account for the shipping and handling as an activity to fulfill the promise to transfer the product, and therefore will not evaluate whether shipping and handling activities are promised services to its customers.

The Company recognizes product revenue under the terms of each customer agreement upon transfer of control to the customer, which occurs at a point in time. Service warranty revenue is recognized over the service warranty period, which is typically one to two years.

The timing of revenue recognition, billings and cash collections results in accounts receivables and deferred revenue on the Company’s condensed balance sheets. All contract assets are presented as accounts receivable since the Company has an unconditional right to receive consideration when performance obligations are satisfied. Contract liabilities are presented as deferred revenue and represent consideration received or unconditionally due from customers prior to transferring goods or services to the customer under the terms of a contract.

U.S. Product Revenue

Through its direct sales force, the Company sells medical devices and related single dose pharmaceuticals directly to customers, which are typically physicians, clinics or hospitals. A contract is deemed to exist on an initial device and related single dose pharmaceuticals sale when a sales agreement and order form for the device and single dose pharmaceuticals is executed. A contract for purchases of subsequent single dose pharmaceuticals exists when a reorder form is received and accepted by the Company.

The performance obligations in the contracts for the delivery of these products may include medical devices, single dose pharmaceuticals, extended warranty service contracts and a customer option to purchase a single dose pharmaceutical in the future at a discount. The Company has, for a limited time, a program that offers a future discount on purchases subject to the customer meeting certain requirements, including one specifically related to the application for insurance reimbursement. The Company concluded the option to purchase a future dose at a discount is a material right and therefore constitutes a performance obligation. The Company provides a twelve month warranty on medical devices sold in the United States and warrants to the customer that such devices will be free from defects in materials and workmanship under normal use and conditions. The Company also warrants that single dose pharmaceuticals will be free from defects in materials and workmanship, for one use, during the period up to, but not beyond, the sterility expiration for such product. These standard warranty provisions are assurance warranties accounted for as a cost accrual and not a separate performance obligation.

The Company does not provide a right of return for any of its products; however, it may offer extended payment terms to its customers. For customers with extended payment terms, the Company determines if any of those amounts are variable and reduces the stated transaction price for the variable consideration.

The Company allocates the transaction price to each performance obligation based on its relative standalone selling price. The stand-alone selling price of single dose pharmaceuticals and extended warranty service contracts is determined based on the price at which the Company typically sells the performance obligation separately, and the standalone selling price of medical devices is estimated based on a cost plus a reasonable profit margin.

9

Revenue related to medical devices, single dose pharmaceuticals and the customers’ option to acquire additional single dose pharmaceuticals at a discount is generally recognized at a point in time upon transfer of control to the customer, which is generally at the time of shipment. Revenue related to extended warranty service contracts is recognized over the service warranty period, which is typically one to two years.

Outside the U.S. Product Revenue

The Company has established distributor agreements with various distributors throughout the world to sell the Company’s medical devices, related single dose pharmaceuticals and spare parts. The term of the distributor agreements is typically two years, with each option of renewal not exceeding one year. A contract is deemed to exist with a distributor when a purchase order is received and accepted by the Company.

The performance obligations in these contracts may include medical devices or single dose pharmaceuticals. The medical devices are generally covered by a warranty of fifteen months following shipment or twelve months following installation at the end-customer site, and single dose pharmaceuticals are shipped with a minimum shelf life remaining until their sterility expiration, which is generally six to twelve months. These standard warranty provisions are assurance warranties accounted for as a cost accrual and not a separate performance obligation. The Company does not offer extended warranty service contracts to its distributors as all devices are serviced directly by the distributor.

Distributors have no right of return or inventory swap-out provisions, and payments due under the contracts are not contingent upon the distributor’s sale of products to its customers and are invoiced upon shipment.

The Company allocates the transaction price to each performance obligation based on its relative standalone selling price. The standalone selling price of medical devices, single dose pharmaceuticals and spare parts sold outside of the United States is determined based on the price at which the Company typically sells the performance obligation separately.

Revenue related to medical devices and single dose pharmaceuticals is recognized at a point in time upon transfer of control to the customer, which is generally at the time of shipment.

Costs to Obtain or Fulfill a Customer Contract

The Company’s sales commission structure is based on achieving revenue targets. Outside the United States, commissions are driven by revenue derived from customer purchase orders. In the United States, commissions are driven by revenue from device sales agreements in addition to revenue from single dose pharmaceuticals reorders. All commissions costs are costs to obtain a contract since they are incremental and would not have occurred absent a customer contract.

Both the revenue derived from the single dose pharmaceuticals reorders and the revenue derived from purchase orders outside the United States are short term in nature. The renewal commissions are commensurate and therefore the amortization period is the contract duration; as such, the Company recognizes the incremental costs of obtaining these contracts as an expense when incurred.

The Company capitalizes commission costs related to device sales in the United States. These costs are deferred in other assets on the Company's condensed balance sheet, net of the short-term portion included in prepaid expenses and other current assets. Costs to obtain these contracts are amortized as sales and marketing expense on a straight-line basis over the expected period of benefit and are also periodically reviewed for impairment.

Product Warranty

Internationally, medical devices sold are covered by a standard warranty for the shorter of fifteen months following shipment or twelve months following installation. Medical devices sold within the United States are covered by a standard warranty for twelve months following installation. The Company records its estimated contractual obligations at the time of shipment since installations are generally within thirty days of shipment and returns are not accepted. The Company considers the twelve-month rolling average of actual warranty claims associated with its medical devices and related single dose pharmaceuticals when determining the warranty accrual estimate. The estimates and assumptions used in developing the accrual estimate as of September 30, 2019 were consistent with prior periods.

10

Changes in the product warranty accrual, included as part of accrued expenses, during the nine months ended September 30, 2019 consisted of the following:

Balance at December 31, 2018	$158
Accruals for warranties issued during the period	32
Settlements	(63)
Balance at September 30, 2019	$127

Share-Based Compensation

The Company has a stock-based compensation plan which is more fully described in Note 10. The Company records stock-based compensation for share based awards granted to employees and to members of the board of directors for their services on the board of directors, based on the grant date fair value of awards issued, and the expense is recorded on a straight-line basis over the applicable service period, which is generally four years. For share based awards granted to employees with performance conditions, the Company utilizes the accelerated attribution method and does not recognize expense until the event is probable. The Company accounts for non-employee stock-based compensation arrangements based upon the fair value of the consideration received or the equity instruments issued, whichever is more reliably measurable. Prior to January 1, 2019, the measurement date for non-employee awards was generally the date that the performance of services required for the non-employee award is complete. Effective January 1, 2019, the Company adopted ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting” and now measures share-based payments to nonemployees at the grant date fair value. Stock-based compensation costs for non-employee awards is recognized as services are provided, which is generally the vesting period, on a straight-line basis.

The Company expenses performance based options and restricted stock awards based on the fair value of the award on the date of issuance, on an accelerated attribution basis over the associated service period of the award once it is probable that the performance condition will be met.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. The use of the Black-Scholes option-pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. The expected term was determined according to the simplified method, which is the average of the vesting tranche dates and the contractual term. Due to the lack of company specific historical and implied volatility data resulting from being a private company, the Company has based its estimate of expected volatility primarily on the historical volatility of a group of similar companies that are publicly traded. For these analyses, companies with comparable characteristics are selected, including enterprise value and position within the industry, and with historical share price information sufficient to meet the expected term of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its stock-based awards. The risk-free interest rate is determined by reference to U.S. Treasury zero-coupon issues with remaining maturities similar to the expected term of the options. The Company has not paid, and does not anticipate paying, cash dividends on shares of preferred and common stock; therefore, the expected dividend yield is assumed to be zero.

Prior to the Company’s IPO, the fair value of the underlying common stock was determined by the Company’s board of directors, with input from its management and the assistance of a third-party valuation specialist, by determining the equity value of the Company and then allocating this value among the different classes of equity securities based on their respective rights and individual characteristics. The equity value was determined using three different methods, which includes back-solving overall equity value to the price paid by recent financing transactions, using a combination of the market-based approach and the income approach, and also utilizing a hybrid method, as discussed below. The fair value of the Company’s equity was then allocated to various securities within the Company’s capital structure by applying an option pricing method. The option pricing method estimates the fair value of each class of security based on the potential to profit from the upside of the business, while taking into account the unique characteristics of each class of security.

For the valuation of the Company’s common stock on December 31, 2018, the Company utilized the probability-weighted expected return method (“PWERM”), in combination with the option pricing method (“OPM”), as a hybrid method (“Hybrid Method”), which is an accepted valuation method under the AICPA Practice Guide, for determining the fair value of the Company’s common stock. The PWERM is a scenario-based analysis that estimates the value per share of common stock based on the probability-weighted present value of expected future equity values for the common stock, under various possible future liquidity event scenarios, in light of the rights and preferences of each class and series of stock, discounted for a lack of marketability.

Deferred Offering Costs

Deferred offering costs consist of fees and expenses directly attributable to equity offerings. Upon completion of an offering, these amounts are offset against the proceeds of the offering. During 2018, the Company deferred offering costs related to its IPO totaling $2,829, which were capitalized and classified within noncurrent assets on the balance sheet as of December 31, 2018. Unpaid amounts as of December 31, 2018 totaled $1,601. Upon consummation of the Company’s IPO in February 2019, $4,075 of deferred offering costs were offset against the IPO proceeds and reclassified into equity.

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Net Loss Per Share

Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock and potentially dilutive securities outstanding during the period determined using the treasury-stock and if-converted methods. For purposes of the diluted net loss per share calculation, convertible preferred stock, stock options and warrants considered to be potentially dilutive securities, but were excluded from the calculation of diluted net loss per share because their effect would be anti-dilutive and therefore basic and diluted net loss per share were the same for all periods presented.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting.” The new standard simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The Company adopted this standard as of January 1, 2019, and the adoption of this standard did not have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows: Restricted Cash.” The amendments in this update require that amounts generally described as restricted cash and restricted cash equivalents be included within cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The Company adopted this standard on a retrospective basis on January 1, 2018. The adoption resulted in an increase to cash, cash equivalents and restricted cash of $551 in the statement of cash flows for the nine months ended September 30, 2019 and 2018.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. The ASU will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company has evaluated contractual arrangements that are or contain a lease and has identified two significant lease arrangements in which it is the lessee under ASU 2016-02. The two leases identified are the Company’s office building leases located in Waltham, Massachusetts and Burlington, Massachusetts, with a total remaining lease commitment of $4,707 as of September 30, 2019. The Company expects the leases will be classified as operating leases under ASU 2016-02. The Company expects to elect the optional transition method to apply the standard as of the effective date and therefore, does not expect to apply the standard to the comparative periods presented in the financial statements. The Company expects to elect the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the hindsight practical expedient, which permits the use of hindsight when determining lease term and impairment of right-of-use assets. Further, the Company expects to elect a short-term lease exception policy, permitting the Company to not apply the recognition requirements of this standard to short-term leases (i.e., leases with terms of 12 months or less) and an accounting policy to account for lease and non-lease components as a single component for office building leases. The Company is currently evaluating the financial impact the adoption of ASU 2016-02 will have on its financial statements.

3. Revenue Recognition

Disaggregation of Revenue

When disaggregating revenue, the Company considered all of the economic factors that may affect its revenues. Because all of its revenues are from ophthalmologists, other eye care professionals and distributors of these end users, there are no differences in the nature, timing and uncertainty of the Company’s revenues and cash flows from any of its product lines. However, given that the Company’s revenues are generated in different geographic regions, factors such as regulatory and geopolitical factors within those regions could impact the nature, timing and uncertainty of the Company’s revenues and cash flows.

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The following tables disaggregate the Company’s revenue from contracts with customers by geographic region:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
	(in thousands, except percentages)				(in thousands, except percentages)
United States	$9,410	85.2%	$5,839	72.8%	$24,117	80.1%	$13,067	67.1%
Asia	666	6.0%	989	12.3%	2,418	8.0%	2,943	15.1%
Europe	204	1.8%	449	5.6%	1,457	4.9%	1,540	7.9%
Americas (outside the United States)	258	2.3%	219	2.7%	754	2.5%	588	3.1%
Middle East	389	3.5%	452	5.6%	1,033	3.4%	1,001	5.1%
Other	119	1.1%	70	1.0%	329	1.1%	328	1.7%
Total revenues	$11,046	100.0%	$8,018	100.0%	$30,108	100.0%	$19,467	100.0%

Contract Balances from Contracts with Customers

The following table provides information about receivables and deferred revenue from contracts with customers as of September 30, 2019:

As of September 30,
2019
Balances from contracts with customers only:
Accounts receivable	$12,328
Deferred revenue	820

	Three Months Ended September 30,	Nine Months Ended September 30,
	2019	2019
Revenue recognized in the period relating to:
The beginning deferred revenue balance	$355	$1,172
Changes in pricing related to products or services satisfied in previous periods	—	—
Impairment losses on receivables	—	—

Transaction Price Allocated to Future Performance Obligations

The Company’s future performance obligations primarily relate to customers’ right to a future discount on single dose pharmaceutical purchases in the United States, and, to a lesser extent, extended warranty service contracts. At September 30, 2019, $695 of transaction price was allocated to the customers’ right to a future discount and is expected to be recognized when the customer elects to utilize the discount, which is generally within a year, and $102 was allocated to extended warranty service contracts, of which $36 is expected to be recognized in greater than one year.

Costs to Obtain or Fulfill a Customer Contract

As of September 30, 2019, capitalized contract acquisition costs were $206, including a current balance of $132 and a non-current balance of $74. The Company recognized $51 and $150 of amortization of capitalized commission costs during the three and nine months ended September 30, 2019, respectively. There were no impairments to capitalized costs to obtain a contract recorded during the period.

Financial Statement Impact of Adopting ASC 606

The cumulative effect of applying the new guidance to all contracts with customers that were not completed as of January 1, 2019 was recorded as an adjustment to accumulated deficit as of the adoption date. The following table shows the adjustments made to accounts in the condensed balance sheet as of January 1, 2019 as a result of adopting the new guidance. The table also compares the reported condensed balance sheet accounts as of September 30, 2019 that were impacted by the new guidance to pro forma balance sheet amounts had the previous guidance been in effect.

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	As Reported (1)	Adjustments (2)	As Adjusted	As Reported (3)	Adjustments	Pro forma (4)
	12/31/2018	1/1/2019	1/1/2019	9/30/2019	9/30/2019	9/30/2019
Assets
Accounts receivable (a)	$4,725	$5,481	$10,206	$12,328	$—	$12,328
Prepaid expenses and other current assets (b)	1,919	178	2,097	3,264	(132)	3,132
Total current assets	20,672	5,659	26,331	72,220	(132)	72,088
Other assets (b)	291	125	416	218	(74)	144
Total Assets	$25,867	$5,784	$31,651	$74,531	$(206)	$74,325
Liabilities and stockholders' equity (deficit)
Accrued expenses and other current liabilities	5,366	—	5,366	6,322	33	6,355
Deferred revenue (c)	688	112	800	784	399	1,183
Total current liabilities	8,430	112	8,542	8,589	432	9,021
Accumulated deficit	(182,122)	5,672	(176,450)	(201,296)	(638)	(201,934)
Total stockholders' equity (deficit)	(73,588)	5,672	(67,916)	44,095	(638)	43,457
Total liabilities and stockholders' equity (deficit)	$25,867	$5,784	$31,651	$74,531	$(206)	$74,325

(1)	Financial statement amounts as reported in the Company's balance sheet as of December 31, 2018. Financial statement amounts that are not shown on the above table were not impacted by the adoption of ASC 606.
(2)	Adjustments made on January 1, 2019 to adopt ASC 606.
(3)	Financial statement amounts as reported in the interim condensed balance sheet as of September 30, 2019. Financial statement amounts that are not shown on the above table were not impacted by the adoption of the adoption of ASC 606.
(4)	Pro forma balance sheet amounts that would have been reported as of September 30, 2019 had the Company applied the previous guidance under ASC 605.
(a)	Single dose pharmaceutical amounts invoiced to customers under extended payment terms are included in the Company’s balance sheet for the amount that represents the transaction price consideration they will receive.
(b)	Other current and non-current assets include contract acquisition costs related to the sale of devices in the United States. These costs are amortized over the estimated period of benefit.
(c)	The Company recorded deferred revenue for a customers’ right to a future discount, and also for amounts invoiced under extended payment terms that were not yet due or paid.

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The following summarizes the significant changes on the Company’s condensed statement of operations for the three and nine months ended September 30, 2019 as a result of the adoption of ASC 606 on January 1, 2019 compared to if the Company had continued to recognize revenue under ASC 605:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019			2019
	As reported	Adjustments	Pro forma as if the previous accounting guidance was in effect	As reported	Adjustments	Pro forma as if the previous accounting guidance was in effect
Revenue (a)	$11,046	$(155)	$10,891	$30,108	$4,971	$35,079
Gross profit	8,642	(155)	8,487	22,639	4,971	27,610
Selling, general and administrative (b)	12,966	(18)	12,948	33,654	(63)	33,591
Total operating expenses	16,775	(18)	16,757	45,649	(63)	45,586
Loss from operations	(8,133)	(137)	(8,270)	(23,010)	5,034	(17,976)
Net loss	$(9,065)	$(137)	$(9,202)	$(24,846)	$5,034	$(19,812)
Net loss per share of common stock, basic and diluted	$(0.52)	$(0.01)	$(0.53)	$(1.74)	$0.35	$(1.39)

(a)	Single dose pharmaceutical revenue in the United States under ASC 606 includes the recognition of amounts invoiced under extended payment terms upon shipment if the Company does not believe it is probable that a significant reversal of revenue would occur upon settlement of the receivable.
(b)	ASC 606 resulted in the amortization of capitalized commission costs that were recorded as part of the cumulative effect adjustment upon adoption. Amortization of these capitalized costs to selling, general and administrative expenses, net of commission costs that were capitalized in the quarter, increased selling, general and administrative expenses in the quarter.

The following summarizes the significant changes on the Company’s condensed statement of cash flow for the nine months ended September 30, 2019 as a result of the adoption of ASC 606 on January 1, 2019 compared to if the Company had continued to recognize revenue under ASC 605:

	Nine Months Ended September 30,
	2019
Statement of Cash Flows	As reported	Adjustments	Pro forma as if the previous accounting guidance was in effect
Net loss	$(24,846)	$5,034	$(19,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts receivable	(2,074)	(5,481)	(7,555)
Prepaid expenses and other current assets	(1,167)	(46)	(1,213)
Accounts payable and accrued expenses	1,943	33	1,976
Deferred revenue	8	511	519
Other non-current assets and liabilities	188	(51)	137
Net cash used in operating activities	$(19,733)	$—	$(19,733)

The adoption of ASC 606 had no net impact on the Company’s cash used in or provided by operating, investing or financing activities.

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4. Condensed Balance Sheet Components

Inventories

Inventories consisted of the following:

	As of September 30,	As of December 31,
	2019	2018
Raw materials	$2,507	$2,688
Finished goods	1,975	1,571
Total inventories	$4,482	$4,259

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	As of September 30,	As of December 31,
	2019	2018
Prepaid suppliers	$769	$503
Prepaid rent	108	107
Prepaid insurance	440	65
Prepaid prescription drug user fee	651	465
Prepaid license fees	326	226
Prepaid clinical studies	333	154
Prepaid other expenses	637	399
Total prepaid expenses and other current assets	$3,264	$1,919

Equipment and Furniture, Net

Equipment and furniture, net consisted of the following:

	As of September 30,	As of December 31,
	2019	2018
Machinery and lab equipment	$1,801	$1,478
Medical devices used for internal purposes	1,113	929
Computer software	238	215
Office furniture and equipment	435	423
Computer hardware	373	361
Total equipment and furniture	3,960	3,406
Less: accumulated depreciation	(2,418)	(1,882)
Equipment and furniture, net	$1,542	$1,524

Depreciation expense for the three months ended September 30, 2019 and 2018 was $193 and $168, respectively. Depreciation expense for the nine months ended September 30, 2019 and 2018 was $536 and $498, respectively.

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Accrued Expenses

Accrued expenses and other current liabilities consisted of the following:

	As of September 30,	As of December 31,
	2019	2018
Accrued compensation	$4,020	$2,836
Accrued warranty	127	158
Accrued inventory	39	33
Accrued professional services	459	1,375
Accrued reimbursement hub costs	200	264
Accrued clinical	396	46
Accrued employee stock purchase plan contributions	318	—
Accrued sales tax	96	75
Accrued other	667	579
Total accrued expenses and other current liabilities	$6,322	$5,366

5. Fair Value Measurements

The carrying amount reflected on the balance sheets for cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued liabilities approximated their fair values, due to the short-term nature of these instruments. The carrying value of the long-term debt approximates its fair value as the debt arrangement is based on interest rates the Company believes it could obtain for borrowings with similar terms.

Recurring Fair Value Measurements

The following tables set forth the Company’s assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2019 and December 31, 2018:

Description	Total	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
September 30, 2019
Assets
Cash equivalents	$50,556	$50,556	$—	$—
	$50,556	$50,556	$—	$—
Liabilities
Derivative liability	$900	—	—	900
	$900	$—	$—	$900

December 31, 2018
Assets
Cash equivalents	$8,164	$8,164	$—	$—
	$8,164	$8,164	$—	$—
Liabilities
Warrant liability	$1,800	$—	$—	$1,800
Derivative liability	$406	—	—	406
	$2,206	$—	$—	$2,206

Cash Equivalents

Cash equivalents consist of money market funds with an original maturity of three months or less from the date of purchase. Cash equivalents are carried at cost, which approximates their fair value. At September 30, 2019 and December 31, 2018, the Company held $50,556 and $8,164 of cash equivalents, respectively, all of which were invested in money market funds.

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Warrant Liability

The warrant liability represented the liability for warrants to purchase shares of Series AA convertible preferred stock issued in connection with the Company’s long-term debt (see Note 9, “Warrants”). The fair value of the Series AA convertible preferred stock warrants was determined using the Black-Scholes model, a form of an option pricing model. Upon the closing of the Company’s IPO on February 19, 2019, all warrants to purchase shares of convertible preferred stock were automatically converted into warrants to purchase common stock, resulting in the reclassification of the related convertible preferred stock warrant liability to additional paid-in capital.

The weighted-average assumptions used in the Black-Scholes option pricing model to determine the fair value of the warrants were as follows:

	As of February 19,	As of December 31,
	2019	2018
Risk-free interest rate	2.5% - 2.6%	2.5% - 3.0%
Expected volatility	60.2% - 61.4%	57.6% - 62.4%
Expected term (in years)	5.6 - 8.1	5.7 - 9.0
Expected dividend yield	0.0%	0.0%

 Risk-free Interest Rate. The Company estimated the risk-free interest rate in reference to yield on U.S. Treasury securities with a maturity date commensurate with the expected term of the associated warrant.

Expected Volatility. Due to the Company’s limited operating history and lack of company-specific historical or implied volatility, the expected volatility assumption is based on historical volatilities of a peer group of similar companies whose share prices are publicly available over a period commensurate with the warrant’s expected term. The peer group was developed based on companies in the biotechnology and medical device industries.

Expected Term. The expected term represents the period of time that warrants are expected to be outstanding.

Expected Dividend Yield. The expected dividend yield assumption is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends.

Fair Value of Underlying Shares. The fair value of the underlying convertible preferred stock was determined by the board of directors, with input from management and the assistance of a third-party valuation specialist, by determining the equity value of the Company and then allocating this value among the different classes of equity securities based on their respective rights and individual characteristics. The equity value was determined using three different methods, which includes back-solving overall equity value to the price paid by recent financing transactions, a probability-weighted expected return method, and also using a combination of the market-based approach and the income approach. The fair value of the Company’s equity value was then allocated to various securities within the Company’s capital structure by applying an option pricing method. The option pricing method estimates the fair value of each class of security based on the potential to profit from the upside of the business, while taking into account the unique characteristics of each class of security.

For the valuation of our common stock on December 31, 2018, the Company utilized the probability-weighted expected return method (“PWERM”) in combination with the option pricing method (“OPM”) as a hybrid method (“Hybrid Method”), which is an accepted valuation method under the AICPA Practice Guide, for determining the fair value of our common stock. The PWERM is a scenario-based analysis that estimates the value per share of common stock based on the probability-weighted present value of expected future equity values for the common stock, under various possible future liquidity event scenarios, in light of the rights and preferences of each class and series of stock, discounted for a lack of marketability. The OPM values each equity class by creating a series of call options on the equity value, with exercise prices based on the liquidation preferences, participation rights and strike prices of derivatives. The Hybrid Method is appropriate for a company expecting a near term liquidity event, but where, due to market or other factors, the likelihood of completing the liquidity event is uncertain. The Hybrid Method considers a company’s going concern nature, stage of development and ability to forecast near and long-term future liquidity scenarios.

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The fair value of the underlying common stock used to calculate the fair value of the converted warrants reclassified from liability to equity was determined by the close price of the common stock as of the conversion date of February 19, 2019.

Changes in the fair value of the warrant liability, for which fair value is determined using Level 3 inputs were as follows:

Balance at December 31, 2018	$1,800
Change in fair value of warrant liability	35
Reclassification of a warrant liability to equity	(1,835)
Balance at September 30, 2019	$—

Derivative Liability

The derivative liability represents features bifurcated from the 2017 Credit Agreement liability and recorded at fair value. See Note 7, “Long-Term Debt.” Under certain change in control events, as defined in the 2017 Credit Agreement, a prepayment fee and the entire outstanding obligation may be due and payable. The Company concluded that these features, including (i) interest rate upon a non-creditworthy event of default; (ii) a put option upon an event of default; and (iii) a put option upon the lenders request of net casualty proceeds, are not clearly and closely related to the host instrument, and represent a single compound derivative and is required to be re-measured at fair value.

The estimated fair value of the derivative liability was determined using a probability-weighted discounted cash flow model that includes the principal, prepayment fees and interest payments under scenarios of a change in control, other than a qualified initial public offering prior to the debt maturity. The following inputs were estimated by management: (i) the probability of a change of control event; (ii) the timing of a change of control event; and (iii) the discount rate. At September 30, 2019, the Company assumed a 13.5% discount rate, and a probability for a change in control event during the twelve months ending March 19, 2020 and 2021 ranging between 25% and 60%.

Changes in the fair value of the derivative liability, for which fair value is determined using Level 3 inputs were as follows:

Balance at December 31, 2018	$406
Change in fair value	494
Balance at September 30, 2019	$900

6. Commitments and Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings, claims and litigation as the Company operates in an industry susceptible to legal disputes. The Company accounts for estimated losses with respect to legal proceedings and claims when such losses are probable and estimable. Legal costs associated with these matters are expensed when incurred. As of September 30, 2019, the Company was not a party to any material legal proceedings.

In September 2019, the Company amended one of its facility leases to add additional office and lab space that will run conterminously with the original lease through February 2023. The amendment increased the Company’s total future lease commitment by $248.

7. Long-Term Debt

Long-term debt is comprised of the following:

	As of September 30,	As of December 31,
	2019	2018
Principal amount outstanding	$20,000	$20,000
PIK Interest	1,069	657
Unamortized discount	(400)	(495)
Unamortized issue costs	(180)	(223)
Net carrying amount	$20,489	$19,939

19

As of September 30, 2019 and December 31, 2018, the Company had borrowed and had outstanding $20,000 of debt under the 2017 Credit Agreement, maturing on March 20, 2022 (the “Maturity Date”). The 2017 Credit Agreement requires payment of interest only until maturity at the rate of 10% per annum (the “Applicable Margin”). Additional interest (“PIK”) accrues at the per annum rate equal to the higher of (i) the three-month LIBOR rate and (ii) 1.00%. Such PIK interest is added to the outstanding principal amount of the loans until the maturity date. The outstanding loan balance plus accrued PIK interest is due in one lump sum payment on the Maturity Date.

The Company’s obligations under the 2017 Credit Agreement are secured by a security interest in substantially all of its assets. Other than a minimum liquidity requirement of $3,000, there are no financial covenants contained in the 2017 Credit Agreement and the Company is in compliance with the affirmative and restrictive covenants as of September 30, 2019.

8. Capitalization

On February 19, 2019, upon the closing of the IPO, all outstanding shares of convertible preferred stock were automatically converted into 10,635,894 shares of common stock. Also upon the closing of the IPO, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) authorizing the Company to issue is a total of 210,000,000 shares, with 200,000,000 share designated as common stock and 10,000,000 shares designated as preferred stock, each having a par value of $0.00001.

The Company has reserved for future issuance the following number of shares of common stock on a fully diluted and as-converted basis:

	As of September 30,	As of December 31,
	2019	2018
Conversion of Series AA convertible preferred stock	—	7,161,719
Conversion of Series BB convertible preferred stock	—	1,332,708
Conversion of Series CC convertible preferred stock	—	2,141,467
Options to purchase common stock	2,861,520	2,490,767
Vesting of restricted stock units to common stock	279,780	18,522
Employee stock purchase plan	350,000	—
Remaining shares available for issuance	2,228,444	104,828
Warrants to purchase convertible preferred stock	—	174,032
Warrants to purchase common stock	114,881	28,949
Total	5,834,625	13,452,992

9. Warrants

Upon the closing of the Company’s IPO, all of the outstanding warrants to purchase shares of convertible preferred stock were automatically converted into warrants to purchase shares of common stock.

The following represents a summary of the warrants outstanding at each of the dates identified:

				Outstanding at
	Issued	Classification	Exercisable for	September 30, 2019
1	2015	Equity	Common stock	8,264
2	2015	Equity	Common stock	—
3	2017	Equity	Common stock	106,617

				Outstanding at
	Issued	Classification	Exercisable for	December 31, 2018
1	2015	Equity	Common stock	28,949
2	2015	Liability	Series AA convertible preferred stock	67,415
3	2017	Liability	Series AA convertible preferred stock	106,617

1	Exercisable through November 5, 2021 at $0.05 per share.
2	Exercisable through September 11, 2024, at $4.45 per share.
3	Exercisable through March 20, 2027, at $4.45 per share.

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10. Share-Based Compensation

2019 Equity Incentive Plan

In January 2019, the Company’s board of directors adopted, and the Company’s stockholders approved, the 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan became effective on the effective date of the IPO, at which time the Company ceased making awards under the 2012 Plan.

Under the 2019 Plan, the Company may grant stock options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of U.S. Internal Revenue Code of 1986, as amended, or the Code, to employees, and for the grant of nonstatutory stock options (“NSOs”) restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to employees, consultants and directors. The 2019 Plan also provides for the grant of performance cash awards to employees, consultants and directors. A total of 2,500,000 shares of common stock were initially reserved for issuance under the 2019 Plan. In addition, the number of shares available for issuance under the 2019 Plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2020 continuing through January 1, 2029, by 4% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Company’s board of directors. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2019 Plan is 2,500,000.

2019 Employee Stock Purchase Plan

In January 2019, the Company’s board of directors adopted, and the Company’s stockholders approved, the 2019 Employee Stock Purchase Plan (the “2019 ESPP”). The 2019 ESPP became effective on the effective date of the IPO. The maximum number of shares of common stock that may be issued under the ESPP is 350,000 shares. Additionally, the number of shares of common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2020 through January 1, 2029, by the lesser of (1) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year and (2) 500,000 shares; provided, that prior to the date of any such increase, the Company’s board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). The 2019 ESPP became active on June 14, 2019 upon approval by the plan administrator, the Company’s board of directors. Each offering has a two-year period (the “Offering Period”) and each Offering Period has four six-month purchase periods (the “Purchase Period”). The purchase price of the stock is equal to 85% of the lesser of the market value of such shares on the first day of the Plan Period or the last day of the Purchase Period.

Stock Options

The following table summarizes information related to stock options outstanding as of September 30, 2019:

	Number of Options	Average Exercise Price	Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Vested and expected to vest at September 30, 2019	2,861,520	$5.91	8.1	$48,307
Exercisable at September 30, 2019	1,414,019	$3.79	7.2	$27,017

Unrecognized compensation expense related to outstanding options was $5,239 at September 30, 2019, which is expected to be recognized as expense over approximately 2.1 years.

Restricted Stock Units

Unrecognized compensation expense relating to restricted stock units was $5,296 at September 30, 2019, which is expected to be recognized as expense over approximately 3.5 years.

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Share-Based Compensation Expense

The following table shows stock-based compensation expense included in the Company’s statements of operations for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Stock-based compensation expense by type of award:
Restricted stock units	$563	$—	$709	$—
Stock options	2,010	225	4,207	762
Employee stock purchase plan	139	—	139	—
Total stock-based compensation expense	$2,712	$225	$5,055	$762

Stock-based compensation expense by line item:
Cost of goods sold	$72	$7	$137	$30
Selling, general and administrative	2,356	172	4,240	597
Research and development	284	46	678	135
Total stock-based compensation expense	$2,712	$225	$5,055	$762

On August 6, 2019, two directors resigned from the Company’s board of directors. At the time each of the directors resigned, they collectively held an aggregate of 100,220 unvested stock options and 6,010 unvested restricted stock units. The board of directors made a determination to accelerate the vesting of these securities, such that all the securities then held by the two resigning directors were deemed fully vested upon their respective resignations from the board. The acceleration of the vesting for these awards was accounted for as a modification, which resulted in $1,213 of additional stock-based compensation expense being recognized upon acceleration.

11. Net Loss Per Share

The following potentially dilutive securities outstanding have been excluded from the computations of diluted weighted average shares outstanding because such securities have an antidilutive impact due to losses reported:

	As of September 30,	As of December 31,
	2019	2018
Series AA convertible preferred stock	—	7,161,719
Series BB convertible preferred stock	—	1,332,708
Series CC convertible preferred stock	—	2,141,467
Outstanding stock options	2,861,520	2,490,767
Unvested restricted stock units	279,780	18,522
Outstanding Series AA convertible preferred stock warrants	—	174,032
Outstanding common stock warrants	114,881	28,949
Total	3,256,181	13,348,164

12. Related Party Transactions

The Company has a customer that is also a stockholder. During the three months ended September 30, 2019 and 2018, the Company recorded revenue related to this customer of $368 and $491, respectively. During the nine months ended September 30, 2019 and 2018, the Company recorded revenue related to this customer of $1,302 and $1,393, respectively. The accounts receivable balance from this customer as of September 30, 2019 and December 31, 2018 was $367 and $561, respectively.

The Company has a customer that is also a stockholder and employee. During the three months ended September 30, 2019 and 2018, the Company recorded revenue related to this customer of $111 and $28, respectively. During the nine months ended September 30, 2019 and 2018, the Company recorded revenue related to this customer of $304 and $59, respectively. The accounts receivable balance from this customer as of September 30, 2019 and December 31, 2018 was $184 and $12, respectively.

The Company also entered into a lending arrangement in March 2017 with a lender who is affiliated with a stockholder. See Note 7, “Long-term Debt” for further details.

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13. Subsequent Event

Between October 1, 2019 and October 31, 2019, two putative class action lawsuits (captioned Kent v. Avedro, Inc., et al., No. 1:19-cv-01845 (D. Del. filed Oct. 1, 2019) and Thompson v. Avedro, Inc. et al., No. 1:19-cv-02075 (D. Del. filed Oct. 31, 2019)) and two individual lawsuits (captioned Payne v. Avedro, Inc., et al, 1:19-cv-02019 (D. Del. filed Oct. 24, 2019) and Bushansky v. Avedro, Inc. et al, 1:19-cv-10015 (S.D.N.Y. filed Oct. 29, 2019)) were) were filed in federal court by alleged stockholders of the Company challenging the Merger described in Note 1. The Payne and Bushansky complaints name the Company and its board of directors as defendants. The Kent and Thompson complaints additionally name two of our former directors, Glaukos and the Merger Sub as defendants. The lawsuits assert violations of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder against the Company and the individual defendants, and assert violations of Section 20(a) of the Exchange Act against Glaukos and the individual defendants. The plaintiffs contend that the Registration Statement on Form S-4, filed with the SEC on September 17, 2019, and the Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 17, 2019, omitted or misrepresented material information regarding the Merger. The complaints seek injunctive relief, rescission, or rescissory damages, dissemination of a registration statement that discloses certain information requested by the plaintiff, and an award of plaintiffs’ costs, including attorneys’ fees and expenses. Given the unpredictability inherent in litigation, the Company cannot predict the outcome of this matter. The Company is unable to estimate possible losses or ranges of losses that may result from this matter, and therefore, the Company has not accrued any amounts in connection with this matter other than ongoing attorneys’ fees.

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